Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements, as amended, of Financial Security Assurance Holdings Ltd. on Form S-8 (File No. 33-78784) (1993 Equity Participation Plan), Form S-8 (File No. 33-92648) (Deferred Compensation Plan), Form S-3 (File No. 33-80769) (in connection with USW DECS and Forward Shares), Form S-3 (File No. 333-34181) (Debt Securities and Common Stock) and Form S-3 (File No. 333-74165) (Debt Securities, Common Stock and Stock Purchase Contracts) of:

      1. Our report dated January 26, 1999 on our audits of the consolidated balance sheets of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on form 10-K for the fiscal year ended December 31, 1998;

      2. Our report dated January 26, 1999 on our audit of the financial statement schedule relating to the consolidated financial statements of Financial Security Assurance Holdings Ltd. and Subsidiaries, which report is included in this Annual Report on form 10-K for the fiscal year ended December 31, 1998; and

      3. Our report dated January 26, 1999 on our audits of the consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, which report is included in exhibit 99 to this Annual Report on form 10-K for the fiscal year ended December 31, 1998.


                                    /s/ PRICEWATERHOUSECOOPERS LLP
                                    ------------------------------
                                       PRICEWATERHOUSECOOPERS LLP

New York, New York
March  23, 1999